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                                                                    Exhibit 23.1



                          INDEPENDENT AUDITOR'S CONSENT





We consent to the incorporation by reference of our report dated February 28, 2003, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.



/s/ HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP

Denver, Colorado
April 18, 2003